SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2006

OPINION RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14927	22-3118960
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 College Road East, Suite 4100, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 452-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 4, 2006, stockholders of Opinion Research Corporation (the “Company”) approved the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 4, 2006 and amended on October 16, 2006, by and among infoUSA Inc. (“infoUSA”), Spirit Acquisition, Inc. (“Spirit”) and the Company, which provides for the merger of Spirit, a wholly owned subsidiary of infoUSA, with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of infoUSA (the “Merger”). On December 4, 2006, following approval of the Merger Agreement by Company stockholders, the Merger was completed.

1. Employment Agreement

On December 4, 2006, as a result of the Merger, John F. Short terminated for “cause” his Employment Agreement with the Company. As a result of such termination, Mr. Short was entitled to, and received, a payment in the amount of $1,217,500, which is two and one-half times his annual base salary. Mr. Short remains employed by the Company on an at-will basis.

2. Stock Option and Stock Purchase Plans

On December 4, 2006, in connection with the completion of the Merger, the Company terminated its 1997 Stock Incentive Plan, as amended, which provided for the grant of options to purchase common stock to directors and key employees.

On December 4, 2006, in connection with the completion of the Merger, the Company terminated the Opinion Research Corporation Employee Stock Purchase Plan, the Opinion Research Corporation Stock Purchase Plan for Non-employee Directors and Designated Employees and Consultants, and the ORC Holdings, Ltd. Employee Share Ownership Plan. These plans allowed eligible employees, non-employee directors, and consultants who met certain qualifications to purchase Company common stock at a discount to the market price.

3. Credit Facilities

In May 2004, the Company and certain of its subsidiaries entered into a secured revolving credit facility of $35.0 million with Citizens Bank of Pennsylvania and First Horizon Bank (the “Senior Revolving Facility”). The Senior Revolving Facility was for a three-year term and was secured by substantially all of our assets. The Senior Revolving Facility carried an interest rate at our discretion of either the financial institution’s designated base rate plus 100 basis points or LIBOR plus 300 basis points.

In March 2005, we entered into a secured term loan of $15.0 million with Citizens Bank of Pennsylvania and First Horizon Bank (the “Term Loan”). The Term Loan was for a five-year term and was secured by substantially all of our assets. The Term Loan carried an interest rate of LIBOR plus 350 basis points, required principal payments of $750,000 per quarter and matured in 2010.

In July 2005, we issued $20.0 million of unsecured subordinated notes to The Royal Bank of Scotland (the “Subordinated Debt”). These notes were to mature in July 2011, carried cash interest of 14% per year and had no interim principal amortization.

We were required to maintain certain financial covenants under our credit facilities, such as minimum earnings, debt-to-earnings, interest coverage, and other financial ratios. In addition, covenants under our credit facilities limited or prohibited our ability to incur additional debt, prepay specified types of indebtedness, pay dividends, make investments, sell assets, or engage in mergers and acquisitions.

On December 4, 2006, in connection with the completion of the Merger, the Company repaid in full all outstanding amounts owed under the Senior Revolving Facility, the Term Loan and the Subordinated Debt and terminated all related agreements. The Company paid The Royal Bank of Scotland a fee of $800,000 in connection with the prepayment of the Subordinated Debt.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified the NASDAQ Stock Market LLC (“NASDAQ”) on December 4, 2006 that shares of common stock of the Company had been converted into the right to receive $12.00 in cash and requested that NASDAQ file with the Securities and Exchange Commission an application on Form 25 to report that the shares of common stock of the Company are no longer listed on NASDAQ.

Item 3.03 Material Modification to Rights of Security Holders.

On December 4, 2006 as a result of the Merger, each share of common stock of the Company (other than shares with respect to which appraisal rights were properly asserted) was converted into the right to receive $12.00 in cash, without interest.

Item 5.01 Changes in Control of Registrant.

On December 4, 2006, pursuant to the terms of the Merger Agreement, infoUSA consummated the acquisition of the Company through the merger of Spirit with and into the Company. The Company was the surviving corporation in the Merger. As a result of the Merger, infoUSA is the sole stockholder of the Company. The aggregate purchase price paid for all of the equity securities of the Company was approximately $76.6 million, which purchase price was funded by cash and borrowings under infoUSA’s existing lines of credit. Pursuant to the Merger Agreement, the directors of Spirit immediately prior to the completion of the Merger became the directors of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2006, in connection with the Merger, each of John F. Short, Frank J. Quirk, Stephen A. Greyser, Dale J. Florio, Brian J. Geiger, Steven F. Ladin and Robert D. LeBlanc were removed from the Board of Directors of the Company and Vinod Gupta and Fred Vakili, the directors of Spirit immediately prior to the completion of the Merger, became the directors of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation and by-laws were amended and restated, effective December 4, 2006, so that they read in their entirety as the certificate of incorporation and by-laws of Spirit immediately prior to the completion of the Merger. Among other things, the Amended and Restated Certificate of Incorporation reduces the number of shares the Company is authorized to issue from 20,000,000 to 1,000 and the Amended and Restated By-laws set the number of directors constituting the board of directors of the Company at one or more directors. Copies of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the Company are attached as Exhibits 3.1 and 3.2 hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Amended and Restated Certificate of Incorporation of the Company.

Exhibit 3.2	Amended and Restated By-laws of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPINION RESEARCH CORPORATION

Date: December 8, 2006	By:	/s/ Douglas L. Cox
	Name:	Douglas L. Cox
	Title:	Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated By-laws of the Company.